                Exhibit 10.3

CAPITAL SOUTHWEST CORPORATION AND ITS AFFILIATES

2009 RESTORATION OF RETIREMENT INCOME PLAN

First effective April 1, 1993

Restatement Effective January 1, 2008

122908

CAPITAL SOUTHWEST CORPORATION AND ITS AFFILIATES

2009 RESTORATION OF RETIREMENT INCOME PLAN

TABLE OF CONTENTS

SECTION 1 INTRODUCTION			1

1.1	Introduction		1

1.2	Definitions		1

	1.2.1	Accrued Benefit	1

	1.2.2	Actuarial Equivalent	1

	1.2.3	Affiliate	1

	1.2.4	Beneficiary	1

	1.2.5	Benefit Commencement Date	2

	1.2.6	Code	2

	1.2.7	Company	2

	1.2.8	Compensation	2

	1.2.9	Credited Service	2

	1.2.10	Effective Date	2

	1.2.11	Eligible Employee	2

	1.2.12	Employer	2

	1.2.13	ERISA	2

	1.2.14	Final Average Monthly Compensation	2

	1.2.15	Monthly Covered Compensation	3

	1.2.16	Participant	3

	1.2.17	Participation Date	3

	1.2.18	Plan	3

	1.2.19	Plan Year	3

	1.2.20	Qualified Plan	3

	1.2.21	Separation	3

	1.2.22	Spouse	4

	1.2.23	Trust	4

	1.2.24	Trust Fund	4

	1.2.25	Trustee	4

1.3	Rules of Interpretation		4

SECTION 2 PARTICIPATION			5

2.1	Participation		5

2.2	Cessation of Eligibility		5

SECTION 3 BENEFIT			5

3.1	Accrued Benefit		5

3.2	No Duplication of Benefits		6

SECTION 4 PAYMENT OF BENEFITS			6

4.1	Payment		6

	4.1.1	Small Amounts	6

	4.1.2	Death	6

4.2	Form of Payment		7

4.3	Withholding of Taxes		7

4.4	Acceleration of Benefit Payments		7

	4.4.1	Payment upon Income Inclusion under Code §409A.	7

	4.4.2	Conflicts of Interest	7

4.5	Delay of Payments		7

4.6	Forfeiture of Benefits		8

SECTION 5 BENEFICIARIES			8

5.1	Designation		8

5.2	Application of Payment		9

5.3	Facility of Payment		9

SECTION 6 UNFUNDED PLAN			9

6.1	Establishment of Trust		9

6.2	Funding and Location of Trust		9

6.3	Interrelationship of the Plan and the Trust		9

6.4	Distrbutions from the Trust		9

6.5	Spendthrift Provision		9

SECTION 7 AMENDMENT AND TERMINATION			10

7.1	Amendment		10

7.2	Termination		10

SECTION 8 DETERMINATIONS - RULES AND REGULATIONS			10

8.1	Determinations		10

8.2	Rules and Regulations		10

8.3	Method of Executing Instruments		10

8.4	Claims and Review Procedure		10

	8.4.1	Initial Claim	11

	8.4.2	Notice of Initial Adverse Determination	11

	8.4.3	Request for Review	11

	8.4.4	Claim on Review	11

	8.4.5	Notice of Adverse Determination for Claim on Review	12

8.5	Deadline to File Claim		12

8.6	Exhaustion of Administrative Remedies		12

8.7	Deadline to File Legal Action		12

8.8	Knowledge of Fact by Particiapnt Imputed to Benficiary		13

8.9	Information Furnished by Participants		13

8.10	Errors in Benefit Statement or Distributions		13

8.11	Inability to Locate Participant		13

8.12	Overpayments		13

SECTION 9 ADMINISTRATION			13

9.1	Administration		13

9.2	Actuary		14

9.3	Service of Process		14

9.4	Administrative Expense		14

SECTION 10 DISCLAIMERS		14

10.1	Term of Employment	14

10.2	Source of Payment	14

10.3	Delegation	14

CAPITAL SOUTHWEST CORPORATION AND ITS AFFILIATES

2009 RESTORATION OF RETIREMENT INCOME PLAN

SECTION 1

INTRODUCTION

1.1

Introduction. As of April 1, 1993, Capital Southwest Corporation (the “Company”), along with Capital Southwest Management Corporation, Jet-Lube, Inc., The RectorSeal Corporation, and The Whitmore Manufacturing Company, established the Capital Southwest Corporation and its Affiliates Restoration of Retirement Income Plan for Certain Highly Compensated Superseded Plan Participants, (“1993 Restoration Plan”) to provide each Participant with an additional restoration benefit to the benefit the Participant would have received under the Retirement Plan for Employees of Capital Southwest Corporation and its Affiliates (“Qualified Plan”) and the First Supplement to the Retirement Plan for Employees of Capital Southwest Corporation and its Affiliates (“First Supplement”) as in effect at that time and subsequently amended.

Effective January 1, 2005, §409A was added to the Code as part of the American Jobs Creation Act of 2004, effective as to deferred compensation earned on and after January 1, 2005.

Effective January 1, 2008, the Company fully amends, restates and renames the 1993 Restoration Plan as this Capital Southwest Corporation and its Affiliates 2009 Restoration of Retirement Income Plan (“Plan”) for the purpose of providing each Participant with a restoration benefit equal to the additional benefit the Participant would have received under the Qualified Plan, if the limits on such benefits imposed by Code §401(a)(17) and §415 did not apply, and as such restoration benefits may be modified under this Plan.

1.2	Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:
1.2.1	Accrued Benefit – means the benefit of a Participant determined under the provisions of Section 3.
1.2.2	Actuarial Equivalent – means a benefit of equivalent value determined by the using the actuarial factors used under the Qualified Plan from time to time.
1.2.3

Affiliate – means any entity included with the Company in a controlled group of corporations or trades or businesses under common control within the meaning of Code §414(b) or §414(c), an affiliated service group within the meaning of Code §414(m), or any other entity required to be aggregated with the Company under Code §414(o). For all purposes under this Plan, in applying Code §1563(a)(1), (2) and (3) for purposes of determining the Company’s Affiliates under Code §414(b), the language “at least 80%” shall be applied as it appears in those sections, and in applying Treas. Reg. §1.414(c)-2 for purposes of determining trades or business (whether or not incorporated) that are under common control for purposes of Code §414(c), the language “at least 80%” shall be used as it appears in such regulation.

1.2.4	Beneficiary – means the person(s) designated to receive the benefits which may be payable under the Plan in the event of the Participant’s death as provided by Section 5.

1.2.5

Benefit Commencement Date – the first day of the seventh month that follows the occurrence of a payment event described in Section 4.1 with respect to a Participant. A Plan benefit will be treated as made upon the Participant’s Benefit Commencement Date if the payment is made at such date or a later date within the same calendar year or, if later, by the 15th day of the third calendar month following such Benefit Commencement Date. If calculation of the amount of the Plan benefit is not administratively practicable due to events beyond the control of the Company, the payment will be treated as made upon such Benefit Commencement Date if the benefit is paid during the first calendar year in which calculation of such benefit is administratively practicable.

1.2.6

Code – means the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code. Any reference herein to a section of the Code, including the applicable regulations, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

1.2.7	Company – means Capital Southwest Corporation, and its successor or successors.
1.2.8

Compensation – means the Participant’s compensation as defined under the Qualified Plan, except that for purposes of this Plan, Compensation shall not be limited by the provisions of Code §401(a)(17) and §415 as in effect from time to time.

1.2.9	Credited Service – means the same as that term is defined in the Qualified Plan, as in effect on December 31, 2008, including any subsequent adjustments described therein.
1.2.10	Effective Date – means April 1, 1993 for the original 1993 Restoration Plan. The effective date of this restatement is January 1, 2008.
1.2.11

Eligible Employee – means, for any Plan Year, the Presidents of Jet-Lube, Inc.; The RectorSeal Corporation; The Whitmore Manufacturing Company; Smoke Guard, Inc.; and Blue Magic, Inc.; as well any active employee of the Capital Southwest Management Company whose compensation is greater than the Code §401(a)(17) compensation limit, as indexed and applicable for that year.

1.2.12

Employer – means the Company, any business entity that is an Affiliate, and any business unit or division of the Company or an Affiliate that is designated by the Company as employing employees that are eligible to participate in this Plan. Any successor to an Employer shall also be an Employer for purposes of this Plan unless otherwise designated by the Company. An Employer shall cease to be such effective as of the date the entity, business unit or division ceases to be an Affiliate (or part of an Affiliate).

1.2.13

ERISA – means the Employee Retirement Income Security Act of 1974, including regulations for the specified section of ERISA. Any reference herein to a section of ERISA, including applicable regulations, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulations.

1.2.14	Final Average Monthly Compensation – means the same as that term is defined in the Qualified Plan, as in effect on December 31, 2008, including any subsequent adjustments described therein.

1.2.15	Monthly Covered Compensation – means the same as that term is defined in the Qualified Plan, as in effect on December 31, 2008, including any subsequent adjustments described therein.
1.2.16

Participant – means anyone who is or has been an Eligible Employee and who has an Accrued Benefit under the Plan. An individual shall remain a Participant until the earlier of the Participant’s death or the date as of which the Participant’s entire Accrued Benefit shall have been distributed.

1.2.17	Participation Date – means the date as of which an Eligible Employee first becomes a Participant pursuant to the provisions of Section 2.
1.2.18

Plan – means this nonqualified defined benefit pension program maintained by the Company and established for the benefit of Participants eligible to participate therein, as set forth in this document as amended from time to time.

1.2.19	Plan Year – means each 12-month period commencing each April 1 and ending the next following March 31.
1.2.20	Qualified Plan – means the Retirement Plan for Employees of Capital Southwest Corporation and its Affiliates, as amended from time to time.
1.2.21	Separation from Service – means:
(a)

A Participant’s death, retirement or other termination of employment, from the Company and all Affiliates. A Separation from Service shall not be considered to have occurred and the Participant’s employment relationship is treated as continuing while the Participant is on military leave, sick leave, or other bona fide leave of absence if such period of leave does not exceed 6 months or, if longer, so long as the Participant’s right to reemployment is provided by statute or by contract. If the period of leave exceeds 6 months and such reemployment rights are not provided, then the Participant is deemed to have a termination of employment on the first date immediately following such 6-month period.

(b)

A termination of employment will occur as of a specified date if the facts and circumstances indicate that (1) the Employer and the Participant reasonably anticipated that no further services would be performed after that date or (2) the level of bona fide services the Participant would perform after that date (whether as an employee or an independent contractor) would permanently decrease to 20% or less of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of such services, if less than 36 months).

(c)

A Participant is presumed to (1) have incurred a termination of employment from the Company and all Affiliates where the level of bona fide services the Participant performs after such date decreases to a level equal to 20% or less of the average level of services performed by the Participant over the immediately preceding 36-month period (on the full period of such services, if less than 36 months); and (2) not to have incurred a termination of employment from the Company and all Affiliates where the level of bona fide services the Participant performs after such date continues at a level equal to 50% or more of the average level of services performed by the Participant over the immediately preceding 36-month period (or the full period of such services, if less than 36 months). These presumptions can be rebutted by showing that the Employer and the Participant reasonably anticipated that there either would or would not have been a Separation from Service in accordance with paragraph (b).

(d)

In the case of a Participant who is an independent contractor, Separation from Service means the expiration of the contract (or, as applicable, all contracts) under which services are performed for the Company or any of its Affiliates if the expiration constitutes a good-faith and complete termination of the contractual relationship.

1.2.22	Spouse – means a Participant’s “spouse,” if any, as determined under the Qualified Plan.
1.2.23	Trust – means a grantor trust agreement for the Plan, if any, established by the Company pursuant to Section 6.
1.2.24	Trust Fund – means the fund or funds, if any, held under the Trust established by the Company pursuant to Section 6.
1.2.25	Trustee – means that person or entity, if any, which shall have been appointed by the Company to hold the assets of any Trust created pursuant to Section 6.
1.3	Rules of Interpretation. The following rules shall apply for purposes of interpreting this Plan:
1.3.1

An individual shall be considered to have attained a given age on such individual’s birthday for that age (and not on the day before). Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.

1.3.2

Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to this entire Plan document and not to any particular paragraph or section of this Plan document unless the context clearly indicates to the contrary.

1.3.3

If, under the rules of this Plan, an election, form or other document (whether in written or electronic form) must be filed with or received by the Company, it must be actually received by the Company or its agent to be effective. The determination of whether or when an election, form or other document has been received by the Company shall be made by the Company on the basis of what documents are acknowledged by the Company to be in its actual possession without regard to any “mailbox rule” or similar rule of evidence. The absence of a document in the Company’s records and files shall be conclusive and binding proof that the document was not received.

1.3.4

The titles given to the various sections of this Plan document are inserted for convenience of reference only and are not part of this Plan document, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

1.3.5

This Plan shall be construed and this Plan shall be administered to create an unfunded plan providing deferred compensation to a select group of management or highly compensated employees so that it is exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA and qualifies for a form of simplified, alternative compliance with the reporting and disclosure requirements of Part 1 of Title I of ERISA. It is further intended that this Plan shall satisfy the conditions for a deferral of income pursuant to the provisions of Code §409A. If any provision of this Plan may be susceptible to more than one interpretation or to an interpretation that may result in the Plan’s failing to satisfy Code §409A, such provision shall be applied as construed in a manner that is consistent with the provisions of such Code section.

1.3.6

This Plan shall be binding upon and inure to the benefit of the Company and its Affiliates, and its successors and assigns, and to the benefit of the Participants, their Spouses, Beneficiaries, assigns, successors, heirs, executors, and administrators.

1.3.7

This document has been executed and delivered in the State of Texas and has been drawn in conformity to the laws of that State and shall, subject to the foregoing, be construed and enforced in accordance with the laws of the State of Texas.

SECTION 2

PARTICIPATION

2.1

Participation. The Participation Date of each Eligible Employee shall be the first date he accrues a benefit under Section 3 of this Plan. If an Eligible Employee dies or incurs a Separation from Service before his Participation Date, such individual shall have no benefit entitlement under this Plan.

2.2

Cessation of Eligibility. If during a Plan Year, a Participant has a Separation from Service, his accruals shall cease on the date of such separation. If during a Plan Year, a Participant continues in employment but ceases to satisfy the criteria that qualified him as an Eligible Employee (including, for this purpose, the requirement that such individual be member of a select group of management or highly compensated employees (as that expression is used in ERISA)), his accruals under the Plan shall continue for the rest of such Plan Year and shall then cease. The Company may from time to time amend this Plan such that the accruals of any Participant shall cease as to Plan Years after the Plan Year of such Company decision. Such employee shall, however, remain a Participant in this Plan until his Plan benefit has been distributed.

SECTION 3

BENEFIT

3.1

Accrued Benefit. If, at any time any benefit that would otherwise be accrued and become payable under the provisions of the Qualified Plan to a Participant, including any benefit payable to the Participant’s Spouse or other Beneficiary, shall be reduced by reason of the limitations on maximum benefits under Code §415 (as adjusted under the Code) and/or the limitation on the amount of Compensation of a Participant that may be considered under Code §401(a)(17) (as adjusted under the Code), the Participant or his Spouse or other Beneficiary shall be entitled to receive a benefit under this Plan, equal to excess, if any, of –

(a)	amount equal to the sum of:
(1)

1.20% of his Final Average Monthly Compensation multiplied by his number of years of Credited Service that are not in excess of 40 years, calculated without regard to the limitations imposed by Code §415(b) (as adjusted under the Code) and /or the limitation on the amount of Compensation of a Participant that may be considered under Code §401(a)(17);

   plus

(2)

0.65% of that portion, if any, of his Final Average Monthly Compensation that is in excess of the Monthly Covered Compensation that applies to him multiplied by his number of years of Credited Service that are not in excess of 40 years, calculated without regard to the limitations imposed by Code §415(b) (as adjusted under the Code) and /or the limitation on the amount of Compensation of a Participant that may be considered under Code §401(a)(17);

    over

(b)	the amount of the Participant’s actual benefit under the Qualified Plan as limited by Code §401(a)(17) and/or §415.

The net amount so determined shall be multiplied by a percentage that is the Participant’s Vested Percentage, as that term is defined and determined under the Qualified Plan, and the product shall be the Participant’s Accrued Benefit under this Plan.

3.2	No Duplication of Benefits. This Plan shall supplement, but not duplicate, the benefits provided to Participants under the Qualified Plan, or any other, similar plan or contract or other arrangement.

SECTION 4

PAYMENT OF BENEFITS

4.1

Payment. Subject to the following provisions of this Section 4, a Participant’s Accrued Benefit shall be paid as an annuity in accordance with Section 4.2 and the Participant’s Benefit Commencement Date shall follow the later to occur of the Participant’s attainment of age 55 or Separation from Service. Notwithstanding the foregoing:

4.1.1

Small Amounts. If the lump sum present value of the Participant’s Accrued Benefit (determined using the factors for actuarial equivalencies under the Qualified Plan) at the time of such Participant’s Separation from Service is less than $10,000, such Participant’s benefit under this Plan shall be paid as a single lump sum payment and the Participant’s Benefit Commencement Date shall be determined based upon such Participant’s Separation from Service and such payment shall be deemed to satisfy and terminate fully the Participant’s interest in this Plan. Any such payment shall be made on or before the later of December 31 of the calendar year of such Separation from Service, or the 15th day of the third month following such Separation from Service.

4.1.2

Death. A Participant who dies before his Separation from Service shall have a Benefit Commencement Date determined based upon the date of his death and such Participant’s benefit under this Plan shall be paid as a single lump sum payment.

4.2

Form of Payment. The form of payment of the Participant’s Accrued Benefit, except in the case of a small amount as described in Section 4.1.1 or upon the Participant’s death before his Separation from Service, shall be as elected by the Participant from among the actuarially equivalent life annuity optional forms of benefit under the Qualified Plan at the time such election is made. Such election must be made in the manner prescribed by the Company from time to time and must be made by the Participant before the earlier of the Participant’s Benefit Commencement Date or the date the Participant’s benefit payments actually commence. If the Participant fails to file an election or if such election is void, the Participant’s benefit shall be paid in the form of a single life annuity if the Participant is unmarried or a 100% qualified joint and survivor benefit if the Participant is married. For purposes of the foregoing, a determination whether a Qualified Plan optional benefit form is an “actuarially equivalent life annuity” shall be made pursuant to the provisions of Code §409A, and shall not include any installment payments and shall not include a lump sum payment option except as provided under Section 4.1.1 or 4.1.2, above.

4.3

Withholding of Taxes. The benefits payable under this Plan shall be subject to the deduction of any federal, state, or local income taxes, FICA, FUTA or other taxes that are required to be withheld from such payments by applicable laws and regulations.

4.4

Acceleration of Benefit Payments. Notwithstanding the preceding provisions of this Section 4, the Company, in its sole discretion, may decide to make payments under the Plan under this Section 4.4 prior to the Participant’s Benefit Commencement Date in accordance with Treas. Reg. Section 1.409A-3(j)(4). If payments are made to or on behalf of a Participant in accordance with this Section 4.4 then any payments that would otherwise be made under this Plan at any later date shall be reduced by the payments so made. Payments that may be made in accordance with this Section 4.4 shall be paid as of the “Benefit Commencement Date” that would apply if the payment event under this Section 4.4 were substituted for the payment event otherwise applicable under Section 4.1. Payment events under this Section 4.4 shall include, but shall not be limited to, payments made under the following circumstances:

4.4.1

Payment upon Income Inclusion under Code §409A. If this Plan fails to meet the requirements of Code §409A, the amount of a Participant’s Accrued Benefit that is required to be included in the income of the affected Participant due to such failure shall be paid to such Participant in a single lump sum.

4.4.2

Conflicts of Interest. Each Participant’s Accrued Benefit shall be paid at such time and to the extent permitted by Treas. Reg. §1.409A-3(j)(4)(iii) in connection with ethics agreements with the Federal government and applicable Federal, state, local or foreign ethics or conflicts of interest laws.

4.5

Delay of Payments. Notwithstanding any provision of this Plan to the contrary, the payment of any benefit under this Plan may be postponed until after the Participant’s Benefit Commencement Date to the extent permitted under the provisions of Code §409A and related regulations, but if such payment is described in 4.5.1 or 4.5.2 below then all payments to similarly situated Participants shall be treated in the same manner. The types of delays that are permitted include, but are not limited to, the following:

4.5.1

If the Company reasonably determines that if a payment were made as scheduled the Employer’s deduction with respect to such payment would not be permitted under Code §162(m), then the Company may unilaterally delay the payment of such benefit provided such payment is made either during the first calendar year in which the Employer reasonably anticipates that such deduction will not be barred by application of Code §162(m), or, if later, during the period beginning on the date of the Participant’s Separation from Service and ending on the later of the last day of the calendar in year in which such Separation from Service occurred or the first day of the seventh month following the Participant’s Separation from Service.

4.5.2

If the Company reasonably anticipates that the payment of a benefit would violate Federal securities laws or other applicable law, the Company may cause the Plan to delay payment of a Participant’s benefit until such time as the Company reasonably anticipates that the payment of such benefit will not cause such violation.

4.5.3

A payment may be delayed to the extent that the Company reasonably determines that payment will jeopardize the Company’s ability to continue as a going concern, provided that payment is made during the first calendar year in the payment would not have such effect.

4.5.4

A payment may be delayed to the extent that the Company reasonably determines that due to circumstances beyond the control of the Participant the calculation of the amount of the Participant’s payment is not administratively practicable, provided that payment is made during the first calendar year in which the calculation of the payment amount is administratively practicable.

4.6

Forfeiture of Benefits. If a Participant’s Separation from Service is a result of dishonest conduct injurious to an Employer, or if dishonest conduct injurious to an Employer committed by a Participant is determined by the Company during the lifetime of the Participant and within one year after his Separation from Service or within one year after his retirement under the Qualified Plan, the Company may terminate such Participant’s benefits rights and interest under this Plan. The dishonest conduct injurious to the Employer committed by a Participant shall be determined and decided by the Company only after a full investigation of such alleged dishonest conduct and an opportunity has been given the Participant or his representative to appear before the Company to present his case in accordance with the rules and regulations provided under Section 8. The decision made by the Company in such cases shall be final and binding on all Participants and any other person claiming any benefit forfeited as a result of such decision or otherwise affected by such decision.

SECTION 5

BENEFICIARIES

5.1

Designation. Each Participant may, from time to time during his or her lifetime and prior to the Participant’s Benefit Commencement Date, designate the Beneficiary(s) to receive the benefits which may be payable under the Plan in the event of the Participant’s death. Each such designation will revoke all prior designations by such Participant and shall be in writing on a form provided for that purpose and filed with the Company. A Participant’s Spouse must consent in writing to the designation and form of benefit if the Spouse is not the primary beneficiary. Such consent shall be made in the time and form specified by the Company from time to time. The designated Beneficiary may be changed by a Participant from time to time before the Participant’s Accrued Benefit is paid or payment commences, pursuant to rules established by the Administrator. The designation last made by the Participant before his death shall control. In the event a Participant fails to make a Beneficiary designation under this Plan, the Participant’s Beneficiary shall be the same as his Beneficiary under the Qualified Plan.

5.2

Application for Payment. No distribution shall be made to any Participant or Beneficiary of a deceased Participant until such Participant or Beneficiary has provided to the Company such information as the Company may from time to time prescribe and the Company has approved the information so provided.

5.3

Facility of Payment. If a Participant is under a legal disability or, by reason of illness or mental or physical disability, is, in the opinion of the Company, unable to attend to the Participant’s personal financial matters, the Company may make such payments in such of the following ways as the Company shall determine: (i) directly to such Participant or Beneficiary, (ii) to the legal representative of such Participant or Beneficiary, or (iii) to a custodian for the benefit of such Participant or Beneficiary, which custodian may be any person eligible to act for such person (including but not limited to a relative by blood or marriage, or a friend) under the applicable Uniform Custodial Trust Act. Any payment made pursuant to these provisions shall be a complete discharge of the obligations to the Participant under the Plan.

SECTION 6

UNFUNDED PLAN

6.1

Establishment of Trust. The obligation of the Employer to make payments under this Plan constitutes only the unsecured (but legally enforceable) and unfunded promise of the Employer to make such payments. A Participant shall have no lien, prior claim or other security interest in any property of the Employer. The Employer is not required to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund is established, the property therein shall remain the sole and exclusive property of the Employer.

6.2

Funding and Location of Trust. Any trust established by the Company for purposes of paying benefits under this Plan, and the taxation of any assets held in such trust on behalf of Participants, shall be subject to the requirements of Code §409A, including (a) the rules pertaining to offshore funding set forth in Code §409A(b)(1), (b) the transfers of assets for the benefit of covered employees (as defined in Code §409A(b)(3)(d)(ii)) when a defined benefit plan of the Company defined benefit pension plan is in a restricted period, and (c) the restriction of assets in connection with a change in the Company’s financial health under Code §409A(b)(2).

6.3

Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant or Beneficiary to receive distributions pursuant to the Plan. The provisions of the Trust (if any) shall govern the rights of the Employer, the Participants, and the creditors of the Employer relative to any property of the Employer set aside therein. The Employer shall at all times prior to the Plan’s termination remain liable to carry out its responsibilities under the Plan.

6.4

Distributions from the Trust. The Employers’ obligations under the Plan may be satisfied with assets of the Trust, if any, distributed pursuant to the terms thereof, and any such distribution shall reduce the Employers’ obligations under the Plan.

6.5

Spendthrift Provision. No Participant or Beneficiary shall have any interest in any account or Trust which can be transferred nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employer or the Trustee, if any, nor shall any Accrued Benefit or the Trust, if any, be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Employer or any Trustee.

SECTION 7

AMENDMENT AND TERMINATION

7.1

Amendment. The Plan may be amended consistent with Code §409A from time to time in any respect whatever by the Company without the consent of Participants or Beneficiaries. Any such amendment may be retroactive, prospective or both. No such amendment of the Plan, however, shall reduce a Participant’s Accrued Benefit earned as of the date of such amendment unless the Participant so affected consents in writing to the amendment.

7.2

Termination. The Company reserves the right at any time to discontinue benefit accruals and terminate this Plan; provided, however, if this Plan should be terminated, the Employer shall be liable for any benefits accrued under this Plan as of the date of such action for Participants who are or have been employed by the Employer, where such accrued benefits shall be the actuarially determined benefits as of such date of amendment or termination which each Participant, Spouse or Beneficiary is receiving under this Plan or, with respect to a Participant who is in the employment of the Employer on such date, which such Participant would have received as of such date under this Plan if his employment had terminated for a reason other than death as of the date of such amendment or termination. No amendment or discontinuance shall accelerate the time for the payment of the benefits accrued under this Plan. Such benefits shall be paid in accordance with the terms of Section 4 of this Plan, which shall survive the termination of the Plan and remain in full force and effect until all Participants have received full payment of their benefits under this Plan.

SECTION 8

DETERMINATIONS — RULES AND REGULATIONS

8.1

Determinations. The Company shall make such determinations as may be required from time to time in the administration of the Plan. The Company shall have the sole discretion, authority and responsibility to interpret and construe this Plan document and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of any persons to benefits and the amounts of their benefits. The actuary, the Trustee and other interested parties may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof nor be charged with any notice to the contrary.

8.2	Rules and Regulations. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Company.
8.3

Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by the Company pursuant to any provision of this Plan document may be signed in the name of the Company by any committee appointed by the Company or by any officer who has been authorized to make such certification or to give such notices or consents.

8.4

Claims and Review Procedure. Until modified by the Company, the claims and review procedure set forth in this Section 8.4 shall be the mandatory claims and review procedure for the resolution of disputes and disposition of claims filed under the Plan. An application for benefits shall be considered as a claim for the purposes of this Section 8.4.

8.4.1	Initial Claim. An individual may, subject to any applicable deadline, file with the Company a written claim for benefits under the Plan in a form and manner prescribed by the Company.
(a)	If the claim is denied in whole or in part, the Company shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.
(b)

The ninety (90)-day period for making the claim determination may be extended for ninety (90) days if the Company determines that special circumstances require an extension of time for determination of the claim, provided that the Company notifies the claimant, prior to the expiration of the initial ninety (90)-day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

8.4.2	Notice of Initial Adverse Determination. A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:
(a)	the specific reasons for the adverse determination;
(b)	references to the specific provisions of the Plan document (or other applicable Plan document) on which the adverse determination is based;
(c)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and
(d)

a description of the claims review procedure, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA §502(a) following an adverse determination on review.

8.4.3

Request for Review. Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Company a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.

8.4.4

Claim on Review. If the claim, upon review, is denied in whole or in part, the Company shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(a)

The sixty (60)-day period for deciding the claim on review may be extended for sixty (60) days if the Company determines that special circumstances require an extension of time for determination of the claim, provided that the Company notifies the claimant, prior to the expiration of the initial sixty (60)-day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)

In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days.

(c)

The Company’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

8.4.5	Notice of Adverse Determination for Claim on Review. A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:
(a)	the specific reasons for the denial;
(b)	references to the specific provisions of the Plan document (or other applicable Plan document) on which the adverse determination is based;
(c)

a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and
(e)	a statement of the claimant’s right to bring an action under ERISA §502(a).
8.5

Deadline to File Claim. To be considered timely under the Plan’s claim and review procedure, a claim must be filed with the Company within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

8.6	Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under the Plan. As to such claims and disputes:
(a)

no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under ERISA §502 or §510 or under any other provision of law, whether or not statutory, until the claim and review procedure set forth herein have been exhausted in their entirety; and

(b)

in any such legal action all explicit and all implicit determinations by the Company (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

8.7

Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under ERISA §502 or §510 or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to the Plan unless the legal action is commenced in the proper forum before the earlier of:

(a)	thirty (36) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(b)	twelve (12) months after the claimant has exhausted the claim and review procedure.
8.8

Knowledge of Fact by Participant Imputed to Beneficiary. Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant.

8.9

Information Furnished by Participants. The Company shall not be liable or responsible for any error in the computation of the Accrued Benefit of a Participant resulting from any misstatement of fact made directly or indirectly by the Participant and used by the Company in determining the Participant’s Accrued Benefit. The Company shall not be obligated or required to increase the Accrued Benefit of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Accrued Benefit of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate in view of accurate facts.

8.10

Errors in Benefit Statement or Distributions. If an error is made in any benefit statement, such error shall be corrected on the next benefit statement following the date such error is discovered. In the event of an error in a distribution, the Participant’s remaining benefit payments shall promptly be adjusted to correct such error and such adjustment shall to the extent practicable be done in a manner that complies with Code §409A.

8.11

Inability to Locate Participant. Each person entitled to benefits under the Plan shall also furnish the Company with such documents, evidence, data, or information as the Company considers necessary or desirable for the purposes of administering the Plan. It is the responsibility of a Participant or his Beneficiary to notify the Company of any change in address of the Participant or his Beneficiary. In the event that the Company is unable to locate a Participant or Beneficiary within two years following the date distributions from this Plan to a Participant or a Beneficiary are scheduled to commence then such amounts shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, then subject to the requirements of Code §409A, such benefit shall be reinstated as of the date of forfeiture without deemed earnings or losses being credited after the date of forfeiture thereon.

8.12

Overpayments. If a payment or series of payments made from this Plan is found to be greater than the Accrued Benefit to which a Participant or Beneficiary is entitled due to factual errors, mathematical errors or otherwise, the Company may, in its discretion and to the extent consistent with Code §409A and in addition to or in lieu of any other legal remedies it may have, suspend or reduce future benefits to such Participant or Beneficiary as it deems appropriate to correct the overpayment.

SECTION 9

ADMINISTRATION

9.1

Administration. Except as hereinafter provided, administrative functions generally assigned to the Company shall be discharged by the Company’s Board of Directors. The Board of Directors shall have the authority to make such rules and regulations and to take such action as may be necessary to carry out the provisions of the Plan and shall, subject to the provisions of the Plan, decide any questions arising in the administration, interpretation and application of the Plan, which decisions shall be conclusive and binding on all parties. The Board of Directors may allocate or delegate any part of its authority and duties as it deems expedient. To the extent so delegated, any references to the Company or the Board of Directors as to administrative matters shall be treated as references to the Board of Director’s delegate.

9.2

Actuary. The actuary will do such technical and advisory work as the Company may request. The actuary shall be appointed by the Board of Directors to serve as long as it is agreeable to the Company and the actuary.

9.3

Service of Process. In the absence of any designation to the contrary by the Company, the Secretary of the Company is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

9.4

Administrative Expenses. The reasonable expenses of administering the Plan shall be payable out of the Trust Fund, if any, except to the extent that the Employer, in its discretion, directly pays the expenses.

SECTION 10

DISCLAIMERS

10.1

Term of Employment. Neither the terms of this Plan document nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee. The Employer shall not be obliged to continue the Plan. The terms of this Plan document shall not give any employee the right to be retained in the employment of the Employer.

10.2

Source of Payment. Each Participant, Spouse, Beneficiary or any other person entitled at any time to payments hereunder shall look solely to the assets of the Employer for such payments. In each case where benefits shall have been distributed to a former Participant (or any Spouse, Beneficiary or any other person claiming benefits under such Participant) and which purports to cover in full the Accrued Benefit payable by the Plan, such former Participant (or any Spouse, Beneficiary or any other person claiming benefits under such Participant) shall have no further right or interest in the Plan or in other assets of the Employer. Neither the Employer nor any of its officers, nor the Board of Directors nor any member of such Board shall be under any liability or responsibility for failure to affect any of the objectives or purposes of the Plan by reason of the insolvency of the Employer.

10.3

Delegation. The Employer, and its officers and the members of its Board of Directors shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of this Plan document or pursuant to procedures set forth in this Plan document.

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IN WITNESS WHEREOF, CAPITAL SOUTHWEST CORPORATION, CAPITAL SOUTHWEST MANAGEMENT CORPORATION, JET-LUBE, INC., THE RECTORSEAL CORPORATION, THE WHITMORE MANUFACTURING COMPANY, SMOKE GUARD, INC. and BLUE MAGIC, INC. have caused this instrument to be executed by their duly authorized officers on this _____ day of _________________, 20____, effective as of April 1, 2008.

CAPITAL SOUTHWEST CORPORATION	CAPITAL SOUTHWEST MANAGEMENT CORPORATION

By	By

Title:	Title:

JET-LUBE, INC.	THE RECTORSEAL CORPORATION

By	By

Title:	Title:

THE WHITMORE MANUFACTURING COMPANY	SMOKE GUARD, INC.

By	By

Title:	Title:

BLUE MAGIC, INC.

By

Title: